As filed with the Securities and Exchange Commission on November 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Vantiv, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-4532998
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Vantiv, Inc.

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of Principal Executive Offices, Including Zip Code)

Vantiv, Inc. Employee Stock Purchase Plan

(Full Title of Plan)

Nelson F. Greene, Esq.

Chief Legal Officer and Secretary

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(513) 900-5250

(Name and Address, Including Zip Code,

and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Suzanne K. Hanselman, Esq.	Bryan A. Jacobs, Esq.
John J. Harrington, Esq.	Vantiv, Inc.
Baker & Hostetler LLP	8500 Governor’s Hill Drive
1900 East 9th Street, Suite 3200	Symmes Township, Ohio 45249
Cleveland, Ohio 44114	Telephone: (513) 900-5261
Telephone: (216) 621-0200	Facsimile: (513) 900-5261
Facsimile: (216) 696-0740

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A common stock, par value $0.00001 per share	2,500,000 shares	$50.945	$127,362,500	$12,825.40

(1)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also be deemed to cover any additional securities to be offered or issued pursuant to the provisions of the above-referenced plan that provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                 Calculated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

This purpose of this Form S-8 registration statement (the “Registration Statement”) is to register 2,500,000 shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”), of Vantiv, Inc. (the “Company”) that may be issued and sold under the Vantiv, Inc. Employee Stock Purchase Plan (the “Plan”).

PART I

SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                                                INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the U.S. Securities and Exchange Commission by the Company are incorporated in this Registration Statement by reference:

1.              the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 12, 2015;

2.              the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the Commission on April 30, 2015, July 29, 2015 and October 28, 2015, respectively;

3.              the Company’s other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the document first listed above; and

4.              the description of the Common Stock contained in the Company’s Registration Statement on Form S-1 (Reg. No. 333-177875), as amended, which description is incorporated by reference into the Form 8-A filed with the Securities and Exchange Commission on March 19, 2012, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.                DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.                INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Company’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Company has entered into indemnification agreements with each of its directors. These agreements, among other things, require the Company to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that it may make to such directors and officers

ITEM 7.                EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index beginning on page E-1 of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.                UNDERTAKINGS.

(a)         The undersigned registrant hereby undertakes:

(1)         to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)             to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on November 5, 2015.

VANTIV, INC.

By:	/s/ CHARLES D. DRUCKER
Name:	Charles D. Drucker
Title:	Chief Executive Officer & President

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Charles D. Drucker, Mark L. Heimbouch and Nelson F. Greene, jointly and severally, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 5, 2015.

Signature	Title

/s/ CHARLES D. DRUCKER	Chief Executive Officer, President & Director
Charles D. Drucker	(Principal Executive Officer)

/s/ MARK L. HEIMBOUCH	Chief Operating & Financial Officer & Director
Mark L. Heimbouch	(Principal Financial Officer)

/s/ CHRISTOPHER THOMPSON	SVP, Controller & Chief Accounting Officer
Christopher Thompson	(Principal Accounting Officer)

/s/ JEFFREY STIEFLER
Jeffrey Stiefler	Chairman of the Board

/s/ LEE ADREAN
Lee Adrean	Director

/s/ LARS ANDERSON
Lars Anderson	Director

/s/ KEVIN COSTELLO
Kevin Costello	Director

/s/ LISA HOOK
Lisa Hook	Director

/s/ DAVID KARNSTEDT
David Karnstedt	Director

/s/ GARY LAUER
Gary Lauer	Director

/s/ BOON SIM
Boon Sim	Director

/s/ TAYFUN TUZUN
Tayfun Tuzun	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Vantiv, Inc. Employee Stock Purchase Plan (filed by incorporation by reference to Appendix A to Vantiv, Inc.’s Definitive Proxy Statement filed with the Commission on March 12, 2015).

5.1	Opinion of Baker & Hostetler LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Baker & Hostetler LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney (included on signature page).

*Filed herewith.